Exhibit 99.1

Contacts:

Investor Relations	Media Relations
Kristy Moser	Ventura Olvera
Kristine.moser@petco.com	Ventura.olvera@petco.com

FOR IMMEDIATE RELEASE: March 8, 2022

Petco Health + Wellness Company, Inc. Reports Record Year of Revenue and Profitability, Issues 2022 Guidance

•	18 percent net revenue growth with stronger Adjusted EBITDA[1] growth of 22 percent[2] for fiscal 2021

•	Momentum in fourth quarter continued with comparable sales growth of 14 percent year over year and 30 percent on a two-year basis

•	Seventh consecutive quarter of double-digit comparable sales growth with thirteen consecutive quarters of comparable sales growth

•	Fourth quarter earnings per share of $0.11; Adjusted Earnings Per Share[1] of $0.28 up 65 percent[3] from prior year

•	Fiscal 2022 guidance of 6-8 percent revenue growth with 7-9 percent Adjusted EBITDA[1] growth driven by operating leverage

San Diego, March 8, 2022 – Petco Health and Wellness Company, Inc. (Nasdaq: WOOF), a complete partner in pet health and wellness, today released its financial results for fourth quarter and fiscal year 2021 ended January 29, 2022.

In the fourth quarter of 2021, Petco delivered net revenue of $1.5 billion, up 13 percent versus prior year. Net income improved by $35.2 million from prior year to $29.0 million or $0.11 per share. Adjusted Net Income1 for the fourth quarter increased $38.2 million to $75.1 million or $0.28 per share, up $0.11 or 65 percent3 from prior year, while Adjusted EBITDA1 increased by $23.6 million or 16 percent2 from prior year to $172.2 million.

Net revenue for full year 2021 increased 18 percent or $886.9 million to $5.8 billion. Net income improved by $190.9 million from prior year to $164.4 million or $0.62 per share. Adjusted Net Income1 for the year increased $183.0 million from prior year to $241.1 million or $0.91 per share, while Adjusted EBITDA1 increased by $107.1 million or 22 percent2 from prior year to $591.5 million.

“Our results for the quarter and full year demonstrate that our focus on long-term, sustainable growth, powered by continued delivery against our strategic growth opportunities, is working,” said Ron Coughlin, Chairman and CEO of Petco. “We enter this fiscal year as a stronger company than ever. Our category remains strong and resilient; our competitive moats are deepening, and our world-class team is executing to deliver purpose driven performance. With an integrated omnichannel infrastructure, robust services offering including 197 veterinary hospitals, and millions of net new customers, we’re well positioned to drive enhanced long-term shareholder value.”

Additionally, total debt remained roughly flat throughout 2021 at $1.7 billion with Net Debt1 improving $72.9 million to $1.5 billion driven by net cash flow from operations of $358.2 million and Free Cash Flow1 of $119.1 million, up 33 percent and 9 percent, respectively, from fiscal year 2020. Throughout 2021, Net Debt1 / Trailing Twelve Month Adjusted EBITDA1 decreased 22 percent or 0.7x to 2.5x driven by Free Cash Flow1 generation and growth in Adjusted EBITDA1.

Fiscal Q4 2021 Highlights:

Comparisons are fourth quarter of 2021 ended January 29, 2022 versus fourth quarter of 2020 ended January 30, 2021 unless otherwise noted

•	Net revenue increased 13 percent to $1.5 billion driven by comparable sales growth of 14 percent

•	Net income increased $35.2 million to $29.0 million or $0.11 per share

•	Adjusted Net Income[1] increased $38.2 million to $75.1 million or $0.28 per share

•	Adjusted EBITDA[1] increased $23.6 million to $172.2 million

Fiscal Year 2021 Highlights:

Comparisons are fiscal year of 2021 ended January 29, 2022 versus fiscal year of 2020 ended January 30, 2021 unless otherwise noted

•	Net sales increased 18 percent to $5.8 billion driven by comparable sales growth of 19 percent

•	Net income increased $190.9 million to $164.4 million or $0.62 per share

•	Adjusted Net Income[1] increased $183.0 million to $241.1 million or $0.91 per share

•	Adjusted EBITDA[1] increased $107.1 million to $591.5 million

•	Net cash provided by operating activities increased $89.6 million to $358.2 million

•	Free Cash Flow[1] increased $10.1 million to $119.1 million

•	Total Debt increased $27.3 million to $1.7 billion

•	Net Debt[1] decreased $72.9 million to $1.5 billion

•	Net Debt1 / Adjusted EBITDA[1] improved by 0.7, to 2.5x

•	Ended 2021 with 1,433 Pet Care Centers in the U.S. and Puerto Rico, 197 Full-Service Vet Hospitals within Pet Care Centers, and 108 Pet Care Centers in Mexico

Fiscal 2022 Guidance:

The following guidance as of March 8, 2022 reflects the company’s expectations for fiscal year 2022.

Metric	Current Guidance
Net Revenue	$6.15 - $6.25 billion
Adjusted EBITDA[3]	$630 - $645 million
Adjusted EPS[3]	$0.97 - $1.00
Capital Expenditures	$275 - $325 million

Assumptions in the guidance include that economic conditions, currency rates and the tax and regulatory landscape remain generally consistent. Adjusted EPS guidance assumes approximately $76 million of interest expense, a 26 percent tax rate and a 267 million weighted average diluted share count.

(1)

Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, Free Cash Flow, Net Debt, and Trailing Twelve Month Adjusted EBITDA are non-GAAP financial measures. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

(2)	Net Income increased $35.2 million or 571 percent and $190.9 million or 721 percent versus prior year for the fourth quarter and fiscal year, respectively.
(3)	Fourth quarter earnings per share increased $0.14 or 467 percent
(4)

We have not reconciled Adjusted EBITDA and Adjusted EPS outlook to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide outlook for the comparable GAAP measures. Forward- looking estimates of Adjusted EBITDA and Adjusted EPS are made in a manner consistent with the relevant definitions and assumptions noted herein.

Earnings Conference Call Webcast Information:

The company will host an earnings conference call on March 8, 2022 at 8:30 AM Eastern Time to discuss Petco’s financial results. The conference call will be accessible through live webcast. Interested investors and other individuals can access the webcast, earnings release, earnings presentation, and infographic via the company’s investor relations page at ir.petco.com. A replay of the webcast will be archived on the company’s investor relations page through March 22, 2022 at approximately 5:00 PM Eastern Time.

About Petco, The Health + Wellness Co.:

Petco is a category-defining health and wellness company focused on improving the lives of pets, pet parents and our own Petco partners. Since our founding in 1965, we’ve been striving to set new standards in pet care, delivering comprehensive wellness solutions through our products and services, and creating communities that deepen the pet-pet parent bond. We operate more than 1,500 Petco locations across the U.S., Mexico and Puerto Rico, including a growing network of more than 150 in-store veterinary hospitals, and offer a complete online resource for pet health and wellness at petco.com and on the Petco app. In tandem with Petco Love (formerly the Petco Foundation), an independent nonprofit organization, we work with and support thousands of local animal welfare groups across the country and, through in-store adoption events, we’ve helped find homes for more than 6.5 million animals.

Forward-Looking Statements:

This earnings release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning expectations, beliefs plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not statements of historical fact, including statements regarding our fiscal year 2022 guidance, our growth plans, and execution on our transformation initiatives. Such forward-looking statements can generally be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “intends,” “will,” “shall,” “should,” “anticipates,” “opportunity,” “illustrative”, or the negative thereof or other variations thereon or comparable terminology. Although Petco believes that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct or that any forward-looking results will occur or be realized. Nothing contained in this earnings release is, or should be relied upon as, a promise or representation or warranty as to any future matter, including any matter in respect of the operations or business or financial condition of Petco. All forward-looking statements are based on expectations and assumptions about future events that may or may not be correct or necessarily take place and that are by their nature subject to significant uncertainties and contingencies, many of which are outside the control of Petco. Forward- looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results or events to differ materially from the potential results or events discussed in the forward-looking statements, including, without limitation, those identified in this earnings release as well as the following: (i) increased competition (including from multi-channel retailers and e-Commerce providers); (ii) reduced consumer demand for our products and/or services; (iii) our reliance on key vendors; (iv) our ability to attract and retain qualified employees; (v) risks arising from statutory, regulatory and/or legal developments; (vi) macroeconomic pressures in the markets in which we operate including inflation; (vii) failure to effectively manage our costs; (viii) our reliance on our information technology systems; (ix) our ability to prevent or effectively respond to a privacy or security breach; (x) our ability to effectively manage or integrate strategic ventures, alliances or acquisitions and realize the anticipated benefits of such transactions; (xi) economic or regulatory developments that might affect our ability to provide attractive promotional financing; (xii) business interruptions and other supply chain issues; (xiii) catastrophic events, political tensions, conflicts and wars (such as the ongoing conflict in Ukraine), health crises, and pandemics, including the potential effects that the ongoing COVID-19 pandemic and/or corresponding macroeconomic uncertainty could have on our financial position, results of operations and cash flows; (xiv) our ability to maintain positive brand perception and recognition; (xv) product safety and quality concerns; (xvi) changes to labor or employment laws or regulations; (xvii) our ability to effectively manage our real estate portfolio; (xviii) constraints in the capital markets or our vendor credit terms; (xix) changes in our credit ratings; and (xx) the other risks, uncertainties and other factors identified under “Risk Factors” and elsewhere in Petco’s Securities and Exchange Commission filings. The occurrence of any such factors could significantly alter the results set forth in these statements.

Petco cautions that the foregoing list of risks, uncertainties and other factors is not complete, and forward-looking statements speak only as of the date they are made. Petco undertakes no duty to update publicly any such forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.

PETCO HEALTH AND WELLNESS COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited and subject to reclassification)

	13 Weeks Ended			52 Weeks Ended
	January 29, 2022	January 30, 2021	Percent Change	January 29, 2022	January 30, 2021	Percent Change
Net sales	$1,514,357	$1,337,713	13%	$5,807,149	$4,920,202	18%
Cost of sales	878,851	768,448	14%	3,380,539	2,813,464	20%

Gross profit	635,506	569,265	12%	2,426,610	2,106,738	15%
Selling, general and administrative expenses	552,601	502,290	10%	2,160,539	1,912,314	13%

Operating income	82,905	66,975	24%	266,071	194,424	37%
Interest income	(9)	(321)	(97%)	(62)	(653)	(91%)
Interest expense	18,893	49,987	(62%)	77,397	219,083	(65%)
Loss on extinguishment and modification of debt	—	17,549	(100%)	20,838	17,549	19%
Other non-operating loss (income)	30,437	—	N/M	(34,497)	—	N/M

Income (loss) before income taxes and income from equity method investees	33,584	(240)	N/M	202,395	(41,555)	N/M
Income tax expense (benefit)	9,689	10,200	(5%)	53,473	(3,337)	N/M
Income from equity method investees	(3,393)	(3,530)	(4%)	(10,883)	(6,482)	68%

Net income (loss)	27,288	(6,910)	N/M	159,805	(31,736)	N/M
Net loss attributable to noncontrolling interest	(1,706)	(751)	127%	(4,612)	(5,253)	(12%)

Net income (loss) attributable to Class A and B-1 common stockholders	$28,994	$(6,159)	N/M	$164,417	$(26,483)	N/M
Net income (loss) per Class A and B-1 common share:
Basic	$0.11	$(0.03)	N/M	$0.62	$(0.13)	N/M
Diluted	$0.11	$(0.03)	N/M	$0.62	$(0.13)	N/M
Weighted average shares used in computing net income (loss) per Class A and B-1 common share:
Basic	264,384	215,687	23%	264,261	210,683	25%
Diluted	265,785	215,687	23%	265,338	210,683	26%

PETCO HEALTH AND WELLNESS COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited and subject to reclassification)

	January 29, 2022	January 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$211,602	$111,402
Receivables, less allowance for credit losses[1]	55,618	41,827
Merchandise inventories, net	675,111	538,675
Prepaid expenses	42,355	40,032
Other current assets	86,091	45,613

Total current assets	1,070,777	777,549

Fixed assets, net	726,922	627,547
Operating lease right-of-use assets	1,338,465	1,328,108
Goodwill	2,183,991	2,179,310
Trade name	1,025,000	1,025,000
Other long-term assets	152,786	138,188

Total assets	$6,497,941	$6,075,702

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and book overdrafts	$403,976	$339,485
Accrued salaries and employee benefits	150,630	129,484
Accrued expenses and other liabilities	210,872	145,846
Current portion of operating lease liabilities	265,897	258,289
Current portion of long-term debt and other lease liabilities	21,764	2,203

Total current liabilities	1,053,139	875,307

Senior secured credit facilities, net, excluding current portion	1,640,390	1,646,281
Operating lease liabilities, excluding current portion	1,096,133	1,083,575
Deferred taxes, net	318,355	280,920
Other long-term liabilities	134,105	134,354

Total liabilities	4,242,122	4,020,437

Commitments and contingencies
Stockholders’ equity:
Class A common stock[2]	227	226
Class B-1 common stock[3]	38	38
Class B-2 common stock[4]	—	—
Preferred stock[5]	—	—
Additional paid-in-capital	2,133,821	2,092,110
Retained earnings (accumulated deficit)	142,166	(22,251)
Accumulated other comprehensive loss	(2,238)	(1,275)

Total stockholders’ equity	2,274,014	2,068,848

Noncontrolling interest	(18,195)	(13,583)

Total equity	2,255,819	2,055,265

Total liabilities and equity	$6,497,941	$6,075,702

1	Allowances for credit losses are $931 and $3,267, respectively

2	Class A common stock, $0.001 par value: Authorized - 1.0 billion shares; Issued and outstanding - 227.2 million and 226.4 million shares, respectively

3	Class B-1 common stock, $0.001 par value: Authorized - 75.0 million shares; Issued and outstanding - 37.8 million shares

4	Class B-2 common stock, $0.000001 par value: Authorized - 75.0 million shares; Issued and outstanding - 37.8 million shares

5	Preferred stock, $0.001 par value: Authorized - 25.0 million shares; Issued and outstanding - none

PETCO HEALTH AND WELLNESS COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited and subject to reclassification)

	52 Weeks Ended
	January 29, 2022	January 30, 2021
Cash flows from operating activities:
Net income (loss)	$159,805	$(31,736)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	172,431	174,836
Amortization of debt discounts and issuance costs	5,796	24,237
Provision for deferred taxes	37,741	25,548
Equity-based compensation	49,265	12,915
Impairments, write-offs and losses on sale of fixed and other assets	10,918	15,606
Loss on extinguishment and modification of debt	20,838	17,549
Income from equity method investees	(10,883)	(6,482)
Amounts reclassified out of accumulated other comprehensive income	—	10,793
Change in contingent consideration obligation	—	(398)
Non-cash operating lease costs	422,465	430,359
Other non-operating income	(34,497)	—
Changes in assets and liabilities:
Receivables	(13,791)	(10,311)
Merchandise inventories	(136,404)	(60,635)
Prepaid expenses and other assets	(17,664)	(13,842)
Accounts payable and book overdrafts	71,775	46,303
Accrued salaries and employee benefits	10,679	34,295
Accrued expenses and other liabilities	42,899	(28,289)
Operating lease liabilities	(418,210)	(399,557)
Other long-term liabilities	(14,948)	27,424

Net cash provided by operating activities	358,215	268,615

Cash flows from investing activities:
Cash paid for fixed assets	(239,110)	(159,560)
Cash paid for acquisitions, net of cash acquired	(4,334)	—
Cash paid for investments	—	(1,000)
Proceeds from investments	6,135	73
Proceeds from sale of assets	226	3,302

Net cash used in investing activities	(237,083)	(157,185)

Cash flows from financing activities:
Borrowings under long-term debt agreements	1,700,000	476,000
Repayments of long-term debt	(1,690,861)	(1,554,890)
Debt refinancing costs	(24,665)	—
Payments for finance lease liabilities	(3,564)	(3,404)
Proceeds from employee stock purchase plan	4,185	—
Tax withholdings on stock-based awards	(33)	—
Proceeds from initial public offering, net of issuance costs	—	936,041
Repurchase of equity	—	(105)
Payment of contingent consideration	—	(250)
Payment of offering costs	(3,844)	—

Net cash used in financing activities	(18,782)	(146,608)

Net increase (decrease) in cash, cash equivalents and restricted cash	102,350	(35,178)
Cash, cash equivalents and restricted cash at beginning of period	119,540	154,718

Cash, cash equivalents and restricted cash at end of period	$221,890	$119,540

NON-GAAP FINANCIAL MEASURES

The following information provides definitions and reconciliations of the non-GAAP financial measures presented in this earnings release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies.

Adjusted EBITDA and Trailing Twelve Month Adjusted EBITDA

Adjusted EBITDA, including Trailing Twelve Month Adjusted EBITDA, is considered a non-GAAP financial measure under the Securities and Exchange Commission’s (“SEC”) rules because it excludes certain amounts included in net income (loss) calculated in accordance with GAAP. Management believes that Adjusted EBITDA is a meaningful measure to share with investors because it facilitates comparison of the current period performance with that of the comparable prior period. In addition, Adjusted EBITDA affords investors a view of what management considers to be Petco’s core operating performance as well as the ability to make a more informed assessment of such operating performance as compared with that of the prior period.

Please see the company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2021 filed with the SEC on April 5, 2021 for additional information on Adjusted EBITDA. The tables below reflect the calculation of Adjusted EBITDA for the thirteen and fifty-two weeks ended January 29, 2022 compared to the thirteen and fifty-two weeks ended January 30, 2021, respectively.

(dollars in thousands)	13 Weeks Ended		52 Weeks Ended
Reconciliation of Net Income (Loss) Attributable to Class A and B-1 Common Stockholders to Adjusted EBITDA	January 29, 2022	January 30, 2021	January 29, 2022	January 30, 2021
Net income (loss) attributable to Class A and B-1 common stockholders	$28,994	$(6,159)	$164,417	$(26,483)
Add (deduct):
Interest expense, net	18,884	49,666	77,335	218,430
Income tax expense (benefit)	9,689	10,200	53,473	(3,337)
Depreciation and amortization	46,794	45,875	172,431	174,836
Income from equity method investees	(3,393)	(3,530)	(10,883)	(6,482)
Loss on debt extinguishment and modification	—	17,549	20,838	17,549
Asset impairments and write offs	5,000	7,955	10,918	15,606
Equity-based compensation	12,774	5,451	49,265	12,915
Other non-operating loss (income)	30,437	—	(34,497)	—
Mexico joint venture EBITDA (1)	8,314	6,655	26,837	19,074
Store pre-opening expenses	3,026	2,218	14,765	9,228
Store closing expenses	1,699	1,835	5,028	7,782
Non-cash occupancy-related costs (2)	2,550	2,151	8,114	19,240
Non-recurring costs (3)	7,382	8,733	33,437	25,990

Adjusted EBITDA	$172,150	$148,599	$591,478	$484,348

Net sales	$1,514,357	$1,337,713	$5,807,149	$4,920,202
Net margin (4)	1.9%	(0.5%)	2.8%	(0.5%)
Adjusted EBITDA Margin	11.4%	11.1%	10.2%	9.8%

Adjusted Net Income and Adjusted EPS

Adjusted Net Income and Adjusted diluted earnings per share attributable to Petco common stockholders (Adjusted EPS) are considered non-GAAP financial measures under the SEC’s rules because they exclude certain amounts included in the net income (loss) attributable to Petco common stockholders and diluted earnings per share attributable to Petco common stockholders calculated in accordance with GAAP. Management believes that Adjusted Net Income and Adjusted EPS are meaningful measures to share with investors because they facilitate comparison of the current period performance with that of the comparable prior period. In addition, Adjusted Net Income and Adjusted EPS afford investors a view of what management considers to be Petco’s core earnings performance as well as the ability to make a more informed assessment of such earnings performance with that of the prior period.

The tables below reflect the calculation of Adjusted Net Income (Loss) and Adjusted EPS for the thirteen and fifty-two weeks ended January 29, 2022 compared to the thirteen and fifty-two weeks prior year quarter ended January 30, 2021, respectively.

	13 Weeks Ended
(in thousands, except per share amounts)	January 29, 2022		January 30, 2021
Reconciliation of Diluted EPS to Adjusted EPS	Amount	Per share	Amount	Per share
Net income (loss) attributable to common stockholders / diluted EPS	$28,994	$0.11	$(6,159)	$(0.03)
Add (deduct):
Income tax expense	9,689	0.04	10,200	0.05
Loss on debt extinguishment and modification	—	—	17,549	0.08
Asset impairments and write offs	5,000	0.02	7,955	0.03
Equity-based compensation	12,774	0.05	5,451	0.03
Other non-operating loss	30,437	0.11	—	—
Store pre-opening expenses	3,026	0.01	2,218	0.01
Store closing expenses	1,699	0.01	1,835	0.01
Non-cash occupancy-related costs (2)	2,550	0.01	2,151	0.01
Non-recurring costs (3)	7,382	0.02	8,733	0.04

Adjusted pre-tax income / diluted earnings per share	$101,551	$0.38	$49,933	$0.23
Income tax expense at 26% normalized tax rate	26,403	0.10	12,983	0.06

Adjusted Net Income / Adjusted EPS	$75,148	$0.28	$36,950	$0.17

	52 Weeks Ended
(in thousands, except per share amounts)	January 29, 2022		January 30, 2021
Reconciliation of Diluted EPS to Adjusted EPS	Amount	Per share	Amount	Per share
Net income (loss) attributable to common stockholders / diluted EPS	$164,417	$0.62	$(26,483)	$(0.13)
Add (deduct):
Income tax expense (benefit)	53,473	0.20	(3,337)	(0.02)
Loss on debt extinguishment and modification	20,838	0.08	17,549	0.08
Asset impairments and write offs	10,918	0.04	15,606	0.07
Equity-based compensation	49,265	0.19	12,915	0.06
Other non-operating income	(34,497)	(0.13)	—	—
Store pre-opening expenses	14,765	0.06	9,228	0.05
Store closing expenses	5,028	0.02	7,782	0.04
Non-cash occupancy-related costs (2)	8,114	0.03	19,240	0.09
Non-recurring costs (3)	33,437	0.12	25,990	0.13

Adjusted pre-tax income / diluted earnings per share	$325,758	$1.23	$78,490	$0.37
Income tax expense at 26% normalized tax rate	84,697	0.32	20,407	0.09

Adjusted Net Income / Adjusted EPS	$241,061	$0.91	$58,083	$0.28

Free Cash Flow

Free Cash Flow is a non-GAAP financial measure that is calculated as net cash provided by operating activities less cash paid for fixed assets. Management believes that Free Cash Flow, which measures the ability to generate additional                 cash from business operations, is an important financial measure for use in evaluating the company’s financial performance.

The table below reflects the calculation of Free Cash Flow for the thirteen and fifty-two weeks ended January 29, 2022 compared to the thirteen and fifty-two weeks ended January 30, 2021, respectively.

	13 Weeks Ended		52 Weeks Ended
(in thousands)	January 29, 2022	January 30, 2021	January 29, 2022	January 30, 2021
Net cash provided by operating activities	$69,771	$67,135	$358,215	$268,615
Cash paid for fixed assets	(74,780)	(63,271)	(239,110)	(159,560)

Free Cash Flow	$(5,009)	$3,864	$119,105	$109,055

Net Debt

Net Debt is a non-GAAP financial measure that is calculated as the sum of current and non-current debt, less cash and cash equivalents. Management considers this adjustment useful because it reduces the volatility of total debt caused by fluctuations between cash paid against the company’s revolving credit facility and cash held on hand in cash and cash equivalents.

The table below reflects the calculation of Net Debt as of January 29, 2022 compared to the year ago quarter ended January 30, 2021.

(dollars in thousands)	January 29, 2022	January 30, 2021
Total debt:
Senior secured credit facilities, net, including current portion	$1,657,390	$1,646,281
Finance leases, including current portion	29,816	13,639

Total debt	1,687,206	1,659,920
Less: cash and cash equivalents	(211,602)	(111,402)

Net Debt	$1,475,604	$1,548,518

Adjusted EBITDA (TTM)	$591,478	$484,348
Net Debt / Adjusted EBITDA ratio	2.5x	3.2x

Adjusted EBITDA, Adjusted Net Income and Adjusted EPS Footnotes

(1)

Mexico Joint Venture EBITDA represents 50 percent of the entity’s operating results for all periods, as adjusted to reflect the results on a basis comparable to Adjusted EBITDA. In the financial statements, this joint venture is accounted for as an equity method investment and reported net of depreciation and income taxes. Because such a presentation would not reflect the adjustments made in the calculation of Adjusted EBITDA, we include the 50 percent interest in the company’s Mexico joint venture on an Adjusted EBITDA basis to ensure consistency. The table below presents a reconciliation of Mexico joint venture net income to Mexico joint venture EBITDA.

	13 Weeks Ended		52 Weeks Ended
(in thousands)	January 29, 2022	January 30, 2021	January 29, 2022	January 30, 2021
Net income	$6,786	$7,060	$21,773	$14,225
Depreciation	5,218	3,478	15,679	12,249
Income tax expense	2,702	1,702	11,390	6,229
Foreign currency loss (gain)	116	(163)	(431)	704
Interest expense, net	1,806	1,232	5,263	4,740

EBITDA	$16,628	$13,309	$53,674	$38,147

50% of EBITDA	$8,314	$6,655	$26,837	$19,074

(2)	Non-cash occupancy-related costs include the difference between cash and straight-line rent for all periods.

(3)

Non-recurring costs include: severance; legal reserves and related fees; one-time consulting and other costs associated with our strategic transformation initiatives; discontinuation and liquidation costs; and costs related to our initial public offering and refinancing. While we have incurred significant costs associated with the COVID-19 pandemic during fiscal 2020 and 2021, we have not classified any of these costs as non-recurring due to the uncertainty surrounding the pandemic’s length and long-term impact on the macroeconomic operating environment.

(4)	We define net margin as net income (loss) attributable to Class A and B-1 common stockholders divided by net sales and Adjusted EBITDA margin as Adjusted EBITDA divided by net sales.

WOOF-F